EXHIBIT 99.1

Inuvo Reports First Quarter 2026 Results

IntentKey® Momentum Continues Amid Legacy Search Reset

Management to host conference call at 4:15 PM ET, Thursday, May 14, 2026

LITTLE ROCK, AR, May 14, 2026 – Inuvo, Inc. (NYSE American: INUV), a leader in artificial intelligence-driven advertising technology, today announced financial results for the first quarter ended March 31, 2026 and business updates.

Recent 2026 Highlights

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Audience Modeling (f/k/a Agencies & Brands) Revenue Growth & Pipeline Strength:First Quarter Audience Modeling revenue grew 13% year over year on stronger client investment in IntentKey and sharpened go-to-market strategy. IntentKey pipeline remains robust.

•	Enterprise Sales Momentum:Added five new major brands to IntentKey client roster, including three in the Fortune 500.

•	Legacy Search (f/k/a Platforms) Reset:Legacy Search appears to have stabilized following the Bonfire reset. Costs reduced to better align with ongoing Bonfire revenue pressure.

•	Platform Integrations: Launched IntentKey 4.5, announced integration with FreeWheel Buyer Cloud (a Comcast Company NYSE: CMCSA), and completed SSP and DSP integrations that expand addressable market.

•	New Leadership: Rob Buchner appointed Chairman and CEO.

“The seismic changes in our industry have created a clear divide between legacy tech and the future of AI-driven media, and Inuvo sits squarely at this intersection,” said Rob Buchner, Chairman and CEO of Inuvo. “As speed, adaptability, and intelligence at the point of media decisioning become the new currency of advertising, we are deliberately accelerating our pivot toward IntentKey while taking the steps needed to align Legacy Search costs with today’s revenue realities and structural erosion of the search business. Our first quarter results reflect this shift, and we believe we are making the right moves to build a more scalable, resilient business while remaining clear-eyed about the challenges facing the broader search marketplace.”

Financial Results for the First Quarter 2026

Beginning with the first quarter 2026 earnings results, the Company has renamed its business channels, where “Agencies and Brands” will now be referred to as “Audience Modeling” and “Platforms” will now be referred to as “Legacy Search.” A more fulsome description of these business channels is included in the Company’s 10-Q for the quarter ended March 31, 2026, expected to be filed today.

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Net revenue decreased 70%, or $18.8 million, to $7.9 million in the first quarter of 2026 compared with the same period in 2025. This decline was driven by ongoing pressure on Legacy Search revenue resulting from the strategic reset of the Bonfire platform in late 2025. Partially offsetting this decline was a 13% increase in net revenue from Audience Modeling driven by increased investment in the IntentKey go-to-market strategy. Gross profit declined $17.4 million, or 82.6%, to $3.7 million in the 2026 first quarter compared to the 2025 first quarter as a result of lower revenue.

First quarter 2026 operating expenses were $7.5 million, a decrease of $15.3 million compared to the same period in 2025. This year-over-year decrease was the result of lower marketing costs associated with Legacy Search-related costs. Lower operating expenses for the 2026 first quarter partially offset the decrease in gross profit, resulting in an operating loss of $3.9 million, compared with an operating loss of $1.8 million in the first quarter of 2025.

Other income for the 2026 first quarter was $6.2 million, reflecting gross proceeds associated with a one-time, non-recurring settlement of a class action lawsuit.

During the first quarter of 2026, the Company generated net income of $1.9 million, or $0.13 per diluted share, compared with a net loss of $1.3 million, or $0.09 per diluted share, in the same period of 2025. Adjusted EBITDA for the first quarter of 2026 was a loss of $2.1 million, compared with a loss of $0.02 million in the first quarter of 2025.

Liquidity and Capital Resources

As of March 31, 2026, the Company had $2.9 million in cash and cash equivalents and access to a $10.0 million working capital facility, of which none was drawn.

2026 Outlook

Inuvo’s 2026 goals are to execute on four strategic pillars, intended to drive significant revenue growth and a stronger, more resilient, compounding business:

•	Go-to-market focus — Inuvo is driving to secure more upstream, brand-direct engagements and partnerships utilizing aligned deal teams.

•	Raising IntentKey’s industry profile – Inuvo intends to drive growth in its IntentKey products through intentional elevation of the brand.

•	Continued product innovation – Inuvo is driving advancement of its suite of products to both deepen budget commitments and expand its addressable market.

•	High-margin growth – Inuvo is focused on driving platform-led, higher margin revenues into the business as it drives to strengthen the company’s financial resilience.

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“Our 2026 priorities are centered on increasing adoption and scaling IntentKey. We believe we are well-positioned to capture growing demand for intent-based audience modeling,” said Buchner. “This is a dynamic space, and we remain at the forefront of this movement. We have built a foundational, proven algorithm that we believe will translate to resilient growth and long-term shareholder value.”

Conference Call Details:

The Company will host the first quarter results call scheduled for today at 4:15 p.m. Eastern Time.

Toll-free Dial-in Number: 1-800-717-1738

International Dial-in Number: 1-646-307-1865

Conference ID: 1145888

Webcast Link: HERE

A telephone replay will be available through Thursday, May 28, 2026. To access the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international). At the system prompt, please enter the code 1145888 followed by the # sign. You will then be prompted for your name, company, and phone number. Playback will then automatically begin.

About Inuvo

Inuvo, Inc. (NYSE American: INUV) is a disruptive AI specifically designed for modeling media audiences. IntentKey® AI is a patented technology capable of identifying customer engagement based on real-time media consumption. Our models refresh every 5 minutes and know, with precision, why prospects are interested in a product or brand, in turn, predicting purchase intent 24 hours before legacy programmatic systems can respond to buying signals. Inuvo’s language-based AI does not rely on consumer IDs, keeping Inuvo on the vanguard of consumer data privacy. To learn more, visit www.inuvo.com.

Safe Harbor / Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Inuvo’s quarter-end financial close process and preparation of financial statements for the quarter that are subject to risks and uncertainties that could cause results to be materially different than expectations. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, without limitation risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Inuvo, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed on March 5, 2026, and our other filings with the SEC.  Additionally, forward looking statements are subject to certain risks, trends, and uncertainties on Inuvo’s business and operations. Inuvo cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Inuvo does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events or otherwise. Inuvo further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this press release. The information which appears on our websites and our social media platforms is not part of this press release.

Investor Contact:

Wallace Ruiz

Chief Financial Officer

Tel (501) 205-8397

wallace.ruiz@inuvo.com

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INUVO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31	December 31
	2026	2025
Assets

Cash and cash equivalent	$2,887,144	$2,839,921
Accounts receivable, net	4,326,204	5,887,884
Prepaid expenses and other current assets	630,994	489,790
Total current assets	7,844,342	9,217,595

Property and equipment, net	1,567,094	1,629,561

Goodwill	9,853,342	9,853,342
Intangible assets, net of accumulated amortization	3,308,000	3,425,375
Other assets	665,435	741,977

Total assets	$23,238,213	$24,867,850

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$4,101,976	$7,090,784
Accrued expenses and other current liabilities	4,331,465	3,914,067
Outstanding borrowings under Financing Agreement	-	3,288,100
Convertible notes, net	2,148,018	-
Total current liabilities	10,581,459	14,292,951

Long-term liabilities	497,695	551,883

Total stockholders' equity	12,159,059	10,023,016
Total liabilities and stockholders' equity	$23,238,213	$24,867,850

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INUVO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31	March 31
	2026	2025
Net revenue	$7,927,553	$26,708,032
Cost of revenue	4,263,665	5,620,941
Gross profit	3,663,888	21,087,091
Operating expenses:
Marketing costs	2,092,812	17,512,994
Compensation	3,690,203	3,599,321
Selling, general and administrative	1,761,827	1,744,563
Total operating expenses	7,544,842	22,856,878
Operating loss	(3,880,954)	(1,769,787)
Financing expense, net	398,439	27,929
Other income	6,177,724	540,571
Income tax expense	2,676	2,676
Net income/(loss)	$1,895,655	($1,259,821)

Per common share data
Basic	$0.13	($0.09)
Diluted	$0.13	($0.09)

Weighted average shares outstanding
Basic	14,736,821	14,271,927
Diluted	14,900,134	14,271,927

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RECONCILIATION OF NET INCOME/(LOSS) TO ADJUSTED EBITDA
(unaudited)

	Three Months Ended
	March 31	March 31
	2026	2025
Net income/(loss)	$1,895,655	($1,259,821)
Financing expense	398,439	27,929
Income tax expense	2,676	2,676
Depreciation and amortization	538,786	568,042
EBITDA	2,835,556	(661,174)
Stock-based compensation	302,719	304,284
Non recurring items:
Employee benefit accrual	-	335,000
Proceeds from settlement of class action suit	(6,163,029)	-
Severances	914,050	-
Adjusted EBITDA	($2,110,704)	($21,890)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

We present EBITDA and Adjusted EBITDA as a supplemental measure of our performance. We defined EBITDA as net income/(loss) plus (i) financing expense, (ii) income tax expense, (iii) depreciation, and (iv) amortization. We further define Adjusted EBITDA as EBITDA plus (v) stock-based compensation and (vi) certain identified expenses, and (vii) less certain one-time settlement proceeds, which are not expected to recur or be representative of future ongoing operations of the business. These adjustments are itemized above. We use EBITDA and Adjusted EBITDA internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our operational performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same or similar to some of the adjustments in the presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

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